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                                                                   EXHIBIT 10.23


March 30, 2000

Incyte Pharmaceuticals, Inc.
SmithKline Beecham plc
SmithKline Beecham Corporation

Re: Collaboration and License Agreement between and among SmithKline Beecham plc and SmithKline Beecham Corporation (collectively, "SB"), Incyte Pharmaceuticals, Inc. ("Incyte"), and diaDexus, LLC ("diaDexus") dated September 2, 1997 as amended (the "Agreement")

Ladies and Gentlemen:

     This letter is intended to clarify and confirm the understandings of the parties to the Agreement in respect of certain change of control transactions involving diaDexus. In particular, the parties hereby confirm that, notwithstanding Section 19.2 or any other provision of the Agreement, the Agreement shall continue in full force and effect and be binding upon and assignable (either expressly or by operation of law) to any successor in interest of diaDexus upon any merger, consolidation, reorganization or acquisition of stock or assets or similar transaction affecting all or substantially all of the assets or voting control of diaDexus (collectively "Merger"), without the need for any consent of the parties to the Agreement; provided, however, that in the event of a Merger (i) in which the stockholders of record as constituted immediately prior to such Merger will, immediately after such Merger (by virtue of securities issued in connection with such Merger), hold less than 50% of the voting power of the surviving entity or other successor, (ii) occurring prior to September 2, 2001, and (iii) in which the surviving entity or other successor in interest to diaDexus is a Pharmaceutical Company (as defined below) (a "Restricted Merger"), SB's obligations pursuant to Sections 4.2-4.5, 4.6.1, 4.6.3, 4.8, and 9.1 of the Agreement shall immediately terminate; and further provided that as of the closing of Restricted Merger (the "Merger Date") and until September 2, 2001:

     (1) SB grants to diaDexus an exclusive, world-wide license under SB Diagnostic Patents with the right to sublicense pursuant to Section 4.7, to Make, Have Made, Use, and Sell cDx Homebrews and cDx Kits in the field of Class I Dx Tests, Class II Dx Tests, all for which diaDexus has filed a Research Plan pursuant to Section 1.1, subject to all of the terms and conditions of the Agreement; and

     (2) SB grants to diaDexus a non-exclusive, world-wide license under SB Diagnostic Patents with the right to sublicense pursuant to Section 4.7, to Make, Have Made, Use, and Sell rDx Services and rDx Kits in the field of Class I Dx, all for which diaDexus has filed a Research Plan pursuant to Section 1.1, subject to all of the terms and conditions of the Agreement; and



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        (iii) after the Merger Date, SB shall not be required to disclose any licensed SB Diagnostic Patents to diaDexus unless requested to do so by diaDexus pursuant to Section 14.2 and the text of such SB Diagnostic Patent has become published.

        For purposes of this letter agreement, "Pharmaceutical Company" shall mean any third party that performs ethical pharmaceuticals research and development activities or an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of such a third party.

        For each cDx Kit, rDx Service and rDx Kits that is based on or derived from SB Diagnostic IP, diaDexus or its licenses, as appropriate, shall provide SB with non-exclusive access to such Kits or Services on Commercially reasonable terms.

        The parties additionally agree to delete (i) Sections 7.1 and 7.2 of the Agreement and (ii) to terminate all of Incyte's obligations with respect to any Incyte Technology IP, Incyte Technology Know-How and Incyte Technology Patents to diaDexus.

        Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

        The parties hereby acknowledge and agree that, as of the date of this letter agreement, this letter agreement is a binding and enforceable agreement among the parties with respect to the matters set forth herein.

        Except as expressly set forth above, the terms and of the Agreement shall continue in full force and effect from and after the date hereof.





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        Please indicate your acceptance of and agreement with the foregoing by countersigning a copy of this letter in the space provided below.


                               DIADEXUS LLC


                               By: /s/ PATRICK PLEWMAN
                                  -----------------------------
                               Name: Patrick Plewman
                               Title: President and Chief Operating Officer


Accepted and Agreed to:


INCYTE PHARMACEUTICALS, INC.

By: /s/ ROY A. WHITFIELD
   ------------------------------
Name: Roy A. Whitfield
Title: C.E.O.


SMITHKLINE BEECHAM, PLC

By: /s/ DONALD F. PARMAN
   ------------------------------
Name: Donald F. Parman
Title: Attorney-in-Fact


SMITHKLINE BEECHAM CORPORATION

By: /s/ DONALD F. PARMAN
   ------------------------------
Name: Donald F. Parman
Title: Secretary